As filed with the Securities and Exchange Commission on August 14, 2001
                                                     Registration No. 333-46044

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                       Post-Effective Amendment No. 1 to

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                                 INSYNQ, INC.
            ------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)

               DELAWARE                               74-2964608
    -------------------------------        ---------------------------------
    (State or other jurisdiction of        (IRS Employer Identification No.)
     incorporation or organization)

                              1127 Broadway Plaza
                           Tacoma, Washington  98402
              ---------------------------------------------------
              (Address of Principal Executive Offices) (Zip Code)

                    2000 EXECUTIVE LONG TERM INCENTIVE PLAN
                    ---------------------------------------
                           (Full Title of the Plans)

                                 John P. Gorst
               Chairman of the Board and Chief Executive Officer
                                 InsynQ, Inc.
                              1127 Broadway Plaza
                           Tacoma, Washington  98402
               -------------------------------------------------
                    (Name and Address of Agent for Service)

                                (253) 284-2000
         -------------------------------------------------------------
         (Telephone Number, Including Area Code, of Agent for Service)


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                               EXPLANATORY NOTE

     We are filing this Post-Effective Amendment No. 1 in order to file
(i) an amendment to Section 1, paragraph 3(q), of our Executive Long Term Incentive Plan (the "Plan") effective as of August 3, 2000, which amendment corrects the authorized stock to be issued under the Plan from preferred stock to Class A Common Stock pursuant to a scrivenor's error in preparing the original Plan, and (ii) an amendment to change the name of the Plan to reflect our current name, Insynq, Inc.


                                    PART II


ITEM 8.  EXHIBITS.

Exhibit No.     Description

 5.1      Opinion of Locke Liddell & Sapp LLP.
23.1 Consent of G. Brad Beckstead CPA for Financial Statements for the years ended May 31, 1999 and May 31, 2000.
23.2      Consent of Locke Liddell & Sapp LLP (included in opinion filed as Exhibit 5.1).
24 Power of Attorney (included on the signature page of this Registration Statement).
99.1 2000 Executive Long Term Incentive Plan (incorporated by reference to Exhibit 10.3 to the Company's Annual Report on Form 10-KSB filed September 13, 2000).
99.2* Amendment No. 1 to Xcel Management, Inc. 2000 Executive Long Term Incentive Plan.
______________
*    Filed herewith.


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                                  SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tacoma, State of Washington, on the 13th day of August, 2001.


                                       INSYNQ, INC.



                                       By:  /s/ John P. Gorst
                                            -----------------------------------
                                            John P. Gorst
                                            Chairman of the Board
                                            and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      SIGNATURES                        TITLE                        DATE
----------------------    ----------------------------------    ---------------
 /s/ John P. Gorst        Chairman of the Board,                August 13, 2001
 --------------------     Chief Executive Officer, and Director
     John P. Gorst        (Principal Executive Officer)

 /s/ Stephen Smith        Chief Financial Officer               August 13, 2001
 --------------------     (Principal Financial and Accounting
     Stephen Smith        Officer)

 /s/ M. Carroll Benton    Chief Administrative Officer,         August 13, 2001
 --------------------     Secretary, Treasurer and Director
     M. Carroll Benton

 /s/ David D. Selmon      Director                              August 13, 2001
 --------------------
     David D. Selmon


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